EXHIBIT 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Year and Quarter Ended March 31, 2004

     PHILADELPHIA--(BUSINESS WIRE)--May 25, 2004--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the year and quarter ended March 31, 2004. Sales for fiscal year 2004 increased 1% to $539,349,000 from $532,815,000, while net income before cumulative effect of change in accounting principle increased 15% to $29,850,000, or $2.42 per diluted share, from $25,846,000, or $2.09 per diluted share, in fiscal 2003. Sales for the fourth quarter of 2004 decreased 3% to $54,503,000 from $56,124,000 in fiscal 2003. The net loss increased in the fourth quarter to $7,724,000, or $.65 per diluted share, from $6,492,000, or $.56 per diluted share, in fiscal 2003. The prior year results have been restated to reflect a three for two stock split. In addition, the prior year results reflect the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." Upon adoption and effective with the beginning of fiscal 2003, the Company recorded a non-cash write-off of goodwill and negative goodwill in the amount of $8,813,000, net of taxes, or $.71 per diluted share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
     The increase in sales for the year ended March 31, 2004 was primarily a result of the inclusion for the full year of Crystal Creative Products, Inc. ("Crystal"), acquired on October 18, 2002. Excluding Crystal, sales decreased $13,769,000, or 3% as a result of lower sales of seasonal products caused by the overall sluggish retail environment, partially offset by increased everyday product sales. The increase in net income per diluted share before the cumulative effect of the change in accounting principle from $2.09 to $2.42 is due primarily to improved profitability of our recently acquired businesses and Halloween product lines as well as a decline in bad debt expense. For the quarter, sales declined 3% due to lower Easter sales and the absence of a significant new merchandising program for a major customer included in the fourth quarter of fiscal 2003. This sales decline was partially offset by increased everyday greeting card sales. The pre-tax loss for the fourth quarter increased 16% due to lower sales volume, the write-off of equipment which will no longer be utilized and increased provisions for inactive inventory.
     "We are pleased to have continued the trend of the last few years and delivered EPS growth in excess of 15%," commented David J. M. Erskine, CSS President and CEO. "Fiscal 2005 will be a strategically important year in the continuing development of CSS. The Company will invest in new product initiatives, a new Hong Kong office and showrooms, and in continuing to rationalize our asset base. Despite the up-front costs of these initiatives and the cautious purchasing patterns of our mass merchant customers, we expect to generate EPS growth for next year of approximately 10%. Some increase in inflation is incorporated in our planning, however, a significant resurgence could negatively impact our results."
     All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.
     CSS' consolidated results of operations for the three months and year ended March 31, 2004 and 2003 and condensed consolidated balance sheets as of March 31, 2004 and 2003 follow:


                      CSS INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED RESULTS OF OPERATIONS

(In thousands, except
 per share amounts)
                            Three Months Ended        Year Ended
                                 March 31,             March 31,
                            -------------------   -------------------
                              2004       2003       2004       2003
                            --------   --------   --------   --------
                          (Unaudited)(Unaudited)(Unaudited)

SALES                        $54,503    $56,124   $539,349   $532,815
                            --------   --------   --------   --------

COSTS AND EXPENSES
   Cost of sales              44,750     43,575    393,806    392,588
   Selling, general and
    administrative expenses   21,572     22,855     96,270     97,241
   Interest expense, net         528        758      3,402      3,661
   Rental and other income,
    net                         (116)      (546)      (426)      (685)
                            --------   --------   --------   --------

                              66,734     66,642    493,052    492,805
                            --------   --------   --------   --------

(LOSS) INCOME BEFORE INCOME
 TAXES                       (12,231)   (10,518)    46,297     40,010

INCOME TAX (BENEFIT) EXPENSE  (4,507)    (4,026)    16,447     14,164
                            --------   --------   --------   --------

(LOSS) INCOME BEFORE
 CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE      (7,724)    (6,492)    29,850     25,846

CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE,
 NET OF TAX                        -          -          -     (8,813)
                            --------   --------   --------   --------

NET (LOSS) INCOME            $(7,724)   $(6,492)   $29,850    $17,033
                            ========   ========   ========   ========

BASIC NET (LOSS) INCOME PER
 COMMON SHARE
   Before cumulative effect
    of accounting change       $(.65)     $(.56)     $2.54      $2.19
   Cumulative effect of
    accounting change              -          -          -       (.74)
                            --------   --------   --------   --------
   Basic net (loss) income
    per common share           $(.65)     $(.56)     $2.54      $1.45
                            ========   ========   ========   ========

DILUTED NET (LOSS) INCOME
 PER COMMON SHARE
   Before cumulative effect
    of accounting change       $(.65)     $(.56)     $2.42      $2.09
   Cumulative effect of
    accounting change              -          -          -       (.71)
                            --------   --------   --------   --------
   Diluted net (loss) income
    per common share           $(.65)     $(.56)     $2.42      $1.38
                            ========   ========   ========   ========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
   BASIC                      11,839     11,529     11,755     11,784
                            ========   ========   ========   ========
   DILUTED                    11,839     11,529     12,346     12,338
                            ========   ========   ========   ========



                      CSS INDUSTRIES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

                                               March 31,     March 31,
                                                 2004          2003
                                               --------      --------
                                              (Unaudited)
            ASSETS

CURRENT ASSETS
    Cash and cash equivalents                  $ 93,191      $ 51,981
    Accounts receivable, net                     40,460        47,583
    Inventories                                  94,459       106,648
    Income tax receivable                             -         2,398
    Deferred income taxes                         7,937         6,226
    Other current assets                         12,987        13,771
                                               --------      --------

       Total current assets                     249,034       228,607
                                               --------      --------

PROPERTY, PLANT AND EQUIPMENT, NET               81,193        82,731
                                               --------      --------

OTHER ASSETS
    Intangible assets, net                       35,619        36,045
    Other                                         4,551         4,578
                                               --------      --------

        Total other assets                       40,170        40,623
                                               --------      --------

        Total assets                           $370,397      $351,961
                                               ========      ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Notes payable                          $      -      $      -
        Other current liabilities                61,221        73,497
                                               --------      --------

              Total current liabilities          61,221        73,497
                                               --------      --------

LONG-TERM DEBT                                   50,251        50,063
                                               --------      --------

LONG-TERM OBLIGATIONS                             3,631         3,684
                                               --------      --------

DEFERRED INCOME TAXES                             6,142         3,856
                                               --------      --------

STOCKHOLDERS' EQUITY                            249,152       220,861
                                               --------      --------

        Total liabilities and stockholders'
         equity                                $370,397      $351,961
                                               ========      ========


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900